UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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GREER BANCSHARES INCORPORATED

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 15, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Greer Bancshares Incorporated (the “Company”) will be held on Thursday, May 15, 2014, at 3:00 p.m., local time, at the West Poinsett Street office of Greer State Bank, 1111 West Poinsett Street, Greer, South Carolina 29650, for the following purposes:

1.	To elect three directors to hold office until the 2017 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
2.

To consider and approve the following advisory (non-binding) proposal on executive compensation (the “Advisory Executive Compensation Proposal”):

      RESOLVED, that the holders of common stock of Greer Bancshares Incorporated approve the compensation of the Company’s executives as described in the Summary Compensation Table and the other executive compensation tables and related discussion.

3.	To ratify the appointment of Elliot Davis LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

Only those shareholders of the Company of record at the close of business on March 24, 2014 are entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of shareholders will be available at the Company’s office prior to the meeting.  The approximate date of the mailing of this Proxy Statement and accompanying Proxy is April 11, 2014.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU CAN VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION. ALSO, REGISTERED SHAREHOLDERS MAY VOTE BY TELEPHONE OR OVER THE INTERNET. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instruction for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as soon as you can.

By Order of the Board of Directors,

/s/ Gary M. Griffin
Gary M. Griffin
Greer, South Carolina	Chairman, Board of Directors
April 11, 2014	Greer Bancshares Incorporated

2

GREER BANCSHARES INCORPORATED

1111 West Poinsett Street

Greer, South Carolina 29650

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2014

Our Board of Directors is soliciting proxies for the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 15, 2014 at 3:00 p.m., local time. The meeting will be held at Greer State Bank’s West Poinsett Street office, 1111 West Poinsett Street, Greer, South Carolina 29650, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate date of the mailing of this Proxy Statement and accompanying Proxy is April 11, 2014.

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Solicitation, Use and Revocation of Proxies

The board of directors of the Company (the “Board” or “Board of Directors”) solicits the accompanying proxy for use at our 2014 Annual Meeting. Giving your proxy means that you authorize the persons indicated on the proxy card to vote your shares at the Annual Meeting in the manner you direct. Proxies properly executed and received by our Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies. If you sign, date and return or otherwise validly provide a proxy but do not specify how to vote, your shares will be voted  (i) for the election of the nominees designated to serve as specified below under the heading “Election of Directors”, until the 2017 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, (ii) in favor of the Advisory Executive Compensation Proposal, and (iii) in favor of ratification of the selection of Elliott Davis LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. You also authorize such persons to vote, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournments thereof and on matters which are incidental to the conduct of the Annual Meeting.

Registered shareholders are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Shareholders can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and confirm that such instructions have been recorded properly. An internet link containing information for voting by telephone or over the Internet is set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this proxy statement.

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

(i) delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone); or

(ii) voting in person at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne completely by us. The cost of printing and mailing the proxy materials is estimated to be $20,000.  Certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable, out-of-pocket expenses and for forwarding proxy materials to the beneficial owners of shares of common stock.

Your attendance at the Annual Meeting in itself does not constitute revocation of your proxy. For the Annual Meeting, any written notice of revocation of your proxy should be sent to Greer Bancshares Incorporated, 1111 West Poinsett Street, Greer, South Carolina 29650, attention: Secretary. Any notice of revocation of your proxy that is delivered at the Annual Meeting should be hand delivered to our Secretary before a vote is taken. You may be asked to present documents for the purpose of establishing your identity as a Greer Bancshares Incorporated shareholder.

Who is Entitled to Vote

The Board has set March 24, 2014 as the record date for the Annual Meeting. Only shareholders of record owning the Company’s common stock on that date will be entitled to vote at the Annual Meeting. At the close of business on that day, there were outstanding 2,486,692 shares of the Company’s common stock. Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. In accordance with the Company’s Articles of Incorporation, cumulative voting will not be permitted.

Quorum

The presence, in person or by proxy, of the holders of one third of the total number of shares of common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Since many shareholders cannot attend the meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are insufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

We will count abstentions and broker non-votes in determining whether a quorum exists.  Broker non-votes are described below.

Shareholders Holding Through Brokers and Other Nominees

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If you hold your shares of the Company’s common stock in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

Votes Required

Election of Directors.  Provided a quorum is established at the meeting, the election of directors will be determined by a plurality vote. Shareholders of the Company do not have cumulative voting rights. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Annual Meeting.

Advisory Executive Compensation Proposal, Ratification of Auditors, and all other matters. The Advisory Executive Compensation Proposal, the ratification of auditors, and all other matters that may be properly brought before the Annual Meeting, require that a quorum be established at the meeting and that the number of shares voted in favor exceed the number of shares voted against.

Broker Non-Votes/Abstentions

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members.  “Broker non-votes” occur when brokers properly and timely request but do not receive voting instructions from beneficial owners with respect to certain proposals.   When there are Proxies on which brokers do not vote on some proposals but do vote on others, the Proxies are referred to as “broker non-votes” with respect to the proposals not voted upon.  Except in limited circumstances, none of which are applicable to this Annual Meeting, a broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. Similarly, if a shareholder abstains from voting on a particular proposal, the abstention does not, in most circumstances, count as a vote in favor of or against the proposal, and an abstention will not be counted as a vote in favor of or against any of the proposals contained in this Proxy Statement.

Even though the Company’s common stock is not listed on the New York Stock Exchange (“NYSE”), NYSE rules prohibit brokers from voting shares on Proposals 1 and 2 without receiving instructions from the beneficial owner of the shares.  A broker is permitted to vote shares on Proposal 3 without receiving instructions from the beneficial owner of the shares provided the broker timely and properly requested voting instructions from the beneficial owner.  In the absence of instructions, shares subject to such broker non-votes will be counted as present but will not be counted as voted for or against Proposal 1 or Proposal 2 and so will have no effect on the vote on those proposals. We encourage you to provide instructions to your broker regarding the voting of your shares in order that your vote may be counted.

Results of the Vote

We will report voting results from the Annual Meeting in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC” or “Commission”) within four business days after the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 15, 2014

Along with this Proxy Statement, we have provided the Company’s Proxy and its 2013 Annual Report to Shareholders.  The 2014 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2013 are also available at www.cfpproxy.com/5853.

Other Matters

Management and the Board are not aware of any matters to be presented for action at the Annual Meeting other than the election of directors, approval of the Advisory Executive Compensation Proposal and the ratification of auditors, as stated in the Notice of Annual Meeting of Shareholders. If any such matter requiring a vote of the shareholders should properly come before the Annual Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxies in accordance with the judgment of a majority of our Board of Directors.

References

Throughout this document, we refer to Greer Bancshares Incorporated as “Greer Bancshares,” “we” or the “Company,” and its subsidiary, Greer State Bank, as the “Bank.”

ELECTION OF DIRECTORS

Proposal 1 on the Proxy

General Information Regarding Election of Directors

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The Board of Directors is currently comprised of eleven directors. Pursuant to the Amended and Restated Bylaws of Greer Bancshares, the number of directors is set from time to time by the Board but shall not consist of less than nine directors.

Shareholders will elect three nominees whose terms are expiring at the Annual Meeting to serve additional three-year terms, expiring at the 2017 Annual Meeting of Shareholders.

The directors will be elected by a plurality of the votes cast at the meeting. This means that the nominees receiving the highest number of votes will be elected even if they do not receive a majority of the votes cast.

The Board of Directors recommends that you elect the three nominees identified below as directors. If you submit a proxy but do not specify how you would like it to be voted, the proxies, Messrs. Burch and Smith, will vote your proxy to elect these three nominees. If any of these three nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Burch and Smith will vote instead for a replacement to be recommended by the Board of Directors.

Identification of Nominees

The following table sets forth information concerning the three persons nominated to serve three-year terms as directors and the directors continuing in office.

Name	Age	Position or Office with the Company	Director Since

Nominees for Terms Expiring in 2017
George W. Burdette	60	Director, CEO	2012
Gary M. Griffin	59	Director, Chairman	1992
R. Dennis Hennett	71	Director	1988

Continuing Directors with Three Year Terms Expiring in 2015
Mark S. Ashmore	57	Director	2002
Linda S. Hannon	50	Director	2013
Jeffery M. Howell	58	Director	2013
Harold K. James	62	Director	1988

Continuing Directors with Three Year Terms Expiring in 2016
Walter M. Burch	72	Director	1988
Paul D. Lister	69	Director	1988
C. Don Wall	70	Director	1988
Theron C. Smith, III	65	Director	2000

Experience of the Board of Directors

With the exception of Mr. Burdette, all directors have been engaged in their present occupations at least five years.

Mark S. Ashmore, age 57, has been a director of the Company and the Bank since 2002.  He is a graduate of Clemson University with a degree in Industrial Engineering Technology.  He is President of Ashmore Brothers, Inc./Century Concrete, a local paving company, where he has worked for approximately 36 years. He serves as an elder in his local church and has served as a director for the Carolinas Association of General Contractors and the Greer Development Corporation.

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following:  how to operate and run a business; dealing with  payroll and personnel issues; challenges and opportunities faced by businesses and business owners; assessing and reviewing financial statements; an understanding of engineering principles; important business contacts in the local and state business community; key contacts that help him stay informed about upcoming local development projects; and deep roots and contacts in the community.

Walter M. Burch, age 72, has been a director of the Bank since 1988 and the Company since its formation in 2001.  He was one of the original organizers of the Bank.  Mr. Burch is a graduate of Presbyterian College where he earned a bachelor’s degree in history.  He is now retired, but, prior to retirement, he was an owner, General Manager, Advertising Manager and Co-Publisher of The Greer Citizen, a local newspaper where he served for approximately 40 years.  He is active in his local church, having served as an elder.  He has served in various organizations including the Greer Lions Club, the Greer Chamber of Commerce, and the South Carolina Press Association.

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following:  how to operate a business including reviewing and understanding financial statements; strong knowledge and experience related to marketing and advertising of businesses and business products/services; significant business contacts gained through approximately 40 years of working with businesses and individuals who advertised or had other interaction with The Greer Citizen; and strong relationships in the community developed through his community service and activities.

George W. Burdette, age 60, is a graduate of Carson Newman College, with a degree in business administration/accounting.  He also graduated from the South Carolina School of Banking. He currently serves as President and Chief Executive Officer and as a director of the Company and the Bank. He has 32 years of banking experience in multiple areas of specialty, including retail, commercial and mortgage banking. Mr. Burdette’s community involvement includes serving as an elder and member of the Ministry Oversight Team at a local church, serving on a non-profit campus ministry board, and as a volunteer mediator with Upstate Mediation Center. He is a licensed residential contractor.

He provides a set of key skills, such as significant knowledge and experience of all aspects of banking, management skills, accounting skills, experience working with boards, significant business management and budgeting experience, and strong relationships developed through his 50 years living in the local area.

Gary M. Griffin, age 59, has been a director of the Bank since 1992 and the Company since its formation in 2001. He is a graduate of Furman University where he earned a bachelor’s degree in political science. He serves as Vice President of Mutual Home Stores, where he has over 36 years of work experience.  Mutual Home Stores is a group of retail stores in the Greenville-Spartanburg area.  He has had significant involvement in the community including service with Greer Community Ministries (board member and Treasurer), the Greer Lions Club (former President), and Greer Relief (board member).

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following:  knowledge of the challenges, opportunities and issues faced by business owners; understanding of the principles of finance; experience dealing with personnel and payroll issues; understanding of issues surrounding employee benefits; important business contacts in the community; ability to understand financial statements; knowledge and experience in the operation of a retail business; and important contacts and relationships in the community developed through his work experience and community service.

Linda S. Hannon, age 50, is a graduate of Clemson University where she earned a bachelor’s degree in Administrative Management. She currently is Director, Human Resources for Duke Energy, where she has served in many leadership roles during her 30 years of employment.  She is a certified Senior Professional in Human Resources and specializes in executive coaching.  Ms. Hannon has had involvement in the community, including service with Greer Family Festival Board, Friends of Greenville Children’s Hospital Board, Greenville County United Way and local School improvement Councils.  She is an active leader in a local church.

Ms. Hannon provides a set a skills, knowledge, experience and relationships that make her service on the Board useful, including, but not limited to the following: ability to manage an organization; experience in organizational design and structure; understanding and experience in dealing with personnel matters; extensive experience in performance management and developmental plan design; knowledge and experience pertaining to human resources related to law and legislation; experience in the development of leaders; and deep roots and contacts in the local community.

R. Dennis Hennett, age 71, has been a director of the Bank since 1988 and the Company since its formation in 2001. Effective March 24, 2011, the Boards of the Company and the Bank elected Mr. Hennett as President and Chief Executive Officer of the Company and the Bank, respectively; however, Mr. Hennett resigned as President of the Company and the Bank in October of 2012 and Mr. Hennett resigned as Chief Executive Officer of the Company and the Bank in January of 2013.  Mr. Hennett is a graduate of Furman University, where he earned a bachelor’s degree in English and a master’s degree in education. He is also a graduate of the Stonier Graduate School of Banking. He previously served as President and Chief Executive Officer of the Company and the Bank until his retirement on February 1, 2008. He has approximately 41 years of experience as a banker, and was the original President of the Bank when it was organized in 1988. Mr. Hennett has significant community involvement, including serving on the board of the Greer Development Corporation, as a trustee of the Greenville Hospital System and in various capacities with the Greer Chamber of Commerce.

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following: vast knowledge of the Bank’s business, significant knowledge and experience in all aspects of banking including lending, deposits, retail and commercial services and products; management skills; knowledge and experience regarding banking policies and procedures; knowledge and experience regarding investments and investment products; knowledge and experience in reading and understanding complex financial documents; business development skills; experience working with boards; knowledge and experience related to banking regulations, policies and procedures; significant experience working with banking regulators; significant business and personal contacts throughout the community; significant knowledge regarding current issues in banking; and strong relationships developed through his banking career and community service.

Jeffery M. Howell, age 58, is a graduate of Lander University where he earned a bachelor’s degree in Business Administration.  He is a realtor with Langston-Black Real Estate.  Mr. Howell is also a Commissioner with the Greer Commission of Public Works where he has served since 1998. He is currently serving as a director with the Greer Development Corporation. In the past he served on the Greer Zoning Board of Adjustment and Appeals, as a member of Partnership for Tomorrow Board of Trustees and as past president of Greer Lions Club. He is a member of First Presbyterian Church in Greer where he has served as Elder.

Mr. Howell brings a set of key skills, knowledge, experience and relationships that make his service on the Board particularly useful, including, but not limited to, the following: he possesses significant knowledge and experience gained in his role as a member of the governing body of Greer Commission of Public Works, as a realtor and as a result of his vast experience with budgets, financial statements and making significant management decisions. Prior to his career in real estate, he spent 26 years in industrial sales, calling on major companies in the southeast, instilling in him an appreciation for the importance of customer service.

Harold K. James, age 62, has been a director of the Bank since 1988 and the Company since its formation in 2001.  He was one of the original organizers of the Bank.  He has a bachelor’s degree in business administration from Gardner Webb University.  Mr. James is Vice President of James Agency, Inc., a local insurance and real estate company.  He has been involved in real estate and insurance sales, appraisals, and property management for over 38 years. He is a licensed insurance agent, real estate broker, real estate appraiser, and residential homebuilder.  He has had significant community service through various organizations including service as a board member with the Greenville County Mental Health Association, Greer Chamber of Commerce, CenterQuest, Greer Lions Club, Greer Board of Realtors, and Greer Community Ministries.  He is also active in his local church and has deep roots in the community.

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following:  significant knowledge and experience related to all aspects of property/casualty insurance, real estate, real estate appraisals, and home building; an understanding of the opportunities and challenges arising from owning and operating a business; reading and understanding financial statements; strong skills in assessing and analyzing various risks faced by businesses and individuals; significant business contacts in the community; and strong relationships developed through his community service.

Paul D. Lister, age 69, has been a director of the Bank since 1988 and the Company since its formation in 2001.  He was one of the original organizers of the Bank.  He is a graduate of Furman University having earned a bachelor’s degree in business.  He is a Certified Public Accountant with approximately 43 years of experience.  He has had significant involvement in the community having served with the Greer Chamber of Commerce (President twice),

Greer Lions Club (former President), Greer Community Ministries (former Chair), and his local church.  He has served on the boards of the Greer Golf & Country Club, Miss Greer Pageant, and Greer Development Corporation.  He is on the Board of Community Care and Counseling, Inc.

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following:  knowledge regarding how to run and operate a business; significant knowledge and experience in accounting and the principles of accounting as well as auditing and the principles of auditing; significant knowledge and experience regarding tax issues for businesses, individuals, non-profits, and trusts; strong experience in reviewing complex financial documents and tax returns; significant contacts with local businesses and individuals; and strong relationships developed through his community service.

Theron C. Smith, III, age 65, has served as a director of the Bank since 2000 and the Company since its formation in 2001.  He received a bachelor’s degree in pre-medicine from Clemson University and a degree in optometry from the SCO Optometry School.  He has done post graduate work at the University of Alabama and the University of Oklahoma.  He is an optometrist with a local practice.  He has served the community in various ways in the past including his involvement with the Greer Lions Club (past President), the Greer Chamber of Commerce (past President), and the Board of Examiners in Optometry.  He has also previously served on the BB&T advisory board.

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following:  knowledge regarding opportunities and challenges faced by business owners; knowledge of payroll and personnel issues; experience working with boards; and significant contacts within the community developed through his optometry practice and community service.

C. Don Wall, age 70, has been a director of the Bank since 1988 and the Company since its formation in 2001.  He was one of the original organizers of the Bank.  He holds a bachelor’s degree in pharmacy from the University of South Carolina.  He has been a pharmacist for over 45 years and has been co-owner and President of a number of retail pharmacies in the upstate region of South Carolina.  He has significant past community service including service as the Mayor of Greer, service with the Boy Scouts of America (leader and assistant leader), service with Greer High School Booster Club (past president and vice president), and service with his local church.  He also served in the past on the local board of The First, a savings and loan institution.

He provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following:  knowledge of the challenges and opportunities faced by business owners; experience dealing with payroll and personnel issues; experience with understanding and analyzing financial statements; strong knowledge regarding lending and lending practices; strong managerial and analytical skills; an intimate knowledge regarding local government; experience working with state and local governmental officials and regulators; and significant contacts in the community developed through his business experience and community service.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF ALL NOMINEES LISTED ABOVE.

GOVERNANCE OF THE COMPANY

Our business and affairs are managed under the direction of the Board of Directors in accordance with the South Carolina Business Corporation Act of 1988 and our Articles of Incorporation and Amended and Restated Bylaws. Members of the Board are kept informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices that we follow are summarized below.

Board Leadership Structure and Risk Oversight

The ultimate authority to oversee the business of the Company rests with the Board. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and, to the extent appropriate under South Carolina corporate law, other constituencies including employees, customers, suppliers and the communities in which it does business. The Board appoints the Company’s officers, who have responsibility for management of the Company’s operations.

The officers of the Board include the Chair, Vice Chair, and Secretary.  Since the Company’s inception, the officers of the Board have always been outside directors who were not employees of the Company.  The Company has no plans to alter this long-standing practice.

It is our Chair’s responsibility to lead the Board. Our CEO is responsible for leading our management team and our Company’s employees in operating the Company and the Bank. As directors continue to have ever increasing oversight responsibilities, we believe it is beneficial to have an independent Chair whose sole job is Board leadership.

The Board currently consists of nine independent members and only two non-independent members, Mr. Hennett and Mr. Burdette. While the standing committee structure of the Board can change from time to time to meet new needs and regulations, each standing committee has always, since the inception of the Company, had a Chair who is an outside director (i.e., a director who is not also an employee of the Company).  The Company has no plans to alter this long-standing practice. We believe that the number of independent, experienced directors that make up our Board, along with the independent leadership of the Board by the non-executive Chair and the leadership of Board committees by independent chairs, benefits our Company, the Bank and our shareholders.

The Board as a whole has responsibility for risk management (including credit risk, liquidity risk and operational risk), with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. This requires the members of our Board to be actively engaged in Board discussions, review materials provided them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board of Directors and the audit committee through its review of the Company’s compliance with regulations set forth by regulatory authorities, including the Federal Deposit Insurance Corporation (the “FDIC”), and recommendations contained in regulatory examinations.

Because we believe risk management is a responsibility of each member of the Board, we do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our committees concentrates on specific risks for which it has expertise, and each committee is required to regularly report to the Board on its findings. For example, the corporate governance committee regularly monitors the Company’s exposure to certain investment risks, such as the effect of interest rate or liquidity changes. This committee is also responsible for overseeing risk associated with corporate governance and director succession planning. The Company’s audit committee monitors the Company’s exposure to certain financial and reputational risks by establishing and evaluating the effectiveness of programs to report and monitor fraud and by monitoring the Company’s internal control over financial reporting. Our compensation/human resources committee monitors compensation and human resource policies of the Company to assure that they provide proper incentives for the retention and motivation of employees, and do not provide incentives for excessive risk taking. The functions of these committees are explained in more detail below.

Director Independence

Even though the Company’s common stock is not listed on the NASDAQ Global Market, the Company utilizes the rules of The NASDAQ Stock Market (the “NASDAQ Rules”) for determining the independence of its directors. The NASDAQ Rules define specific relationships that would disqualify a director from independence. Based on the rules, we have conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships, including those relationships described under “Certain Relationships and Related Transactions.” As a result of this evaluation, we have affirmatively determined that each of our directors who served during 2013, including those directors standing for re-election, except for our former Chief Executive Officer R. Dennis Hennett and our current Chief Executive Officer George W. Burdette was and is an “independent director”

for the purposes of NASDAQ Listing Rule 5605(a)(2). Under the NASDAQ Rules, R. Dennis Hennett would not be considered independent because of his prior service as our Chief Executive Officer, and George W. Burdette would not be considered independent because of his current service as our Chief Executive Officer.

In connection with this evaluation, we considered that in addition to the Bank providing lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business, some directors and their affiliated entities provide services to the Company in the ordinary course of business. In particular, the following relationship was considered:

•

Harold K. James is a vice president and broker-in-charge of the James Agency, a local insurance and real estate company. The Bank in the past has purchased property and casualty insurance coverage from Mr. James’ agency from time to time. His firm has also served as a real estate broker in the sale of certain properties of the Company. All such transactions were handled on customary terms, including price, as those prevailing at the same time for comparable transactions with other service providers.

The amounts paid or received in the business transactions and relationship described above did not exceed the thresholds contained in the NASDAQ Rules, and we do not believe that any other prohibitions or restrictions under the rules were otherwise implicated. Also, we determined that these transactions and relationship would not otherwise impair the director’s independence.

With respect to determining the directors’ independence, we also considered family relationships. Gary M. Griffin is the brother-in-law of William S. Harrill, Jr., a senior vice president of the Bank. For the purposes of such rules, Mr. Harrill is not deemed an “executive officer” of the Company. This relationship is not precluded by the NASDAQ Rules on director independence. Further, we do not believe this relationship would otherwise impair the independence of Mr. Griffin.

Code of Ethics

The Board of Directors has approved a Code of Ethics for our directors and senior officers. The Code of Ethics addresses such topics as the ethical handling of actual and apparent conflicts of interest; full, fair, accurate, timely and understandable disclosure in SEC filings and other public communications; compliance with laws; prompt reporting of ethics violations; and adherence to the Code of Ethics. The Code of Ethics supplements our personnel policy guidelines for ethical conduct applicable to all employees.

Meeting Attendance

Board and Committee Meetings

The Board of Directors held thirteen meetings in 2013. All of the directors attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served.

Annual Meeting of Shareholders

Our policy regarding attendance by members of the Board of Directors at our Annual Meeting is that directors are expected to attend, unless there is an unavoidable conflict that prevents their attendance.  All of the eleven directors attended our annual meeting in May 2013.

Committees of the Board

Our Board of Directors has appointed several committees including: a compensation/human resources committee, corporate governance committee, and an audit committee.

Compensation/Human Resources Committee

Our compensation/human resources committee establishes and monitors our employee benefits program and personnel policies. The committee met three times in 2013. The committee reviews annually the recommendations of executive management regarding administration of salaries and benefits costs. In 2013, the committee was comprised of Messrs. Smith (Chairman), James and Wall. All are considered to be independent under the NASDAQ Rules.  Mr. Burdette, our Chief Executive Officer in 2013, presented recommendations from executive management and participated in discussions affecting the compensation of all employees, except himself. The committee also administers our executive officer and director compensation plans. The 2005 Equity Incentive Plan is also administered by this committee, which approves awards of stock options to be granted to key employees. Most actions taken by the committee went to the Board for final approval.

The actions taken by the compensation committee included, but are not limited to, the following:

•

reviewed employee benefits and analyzed ways to save costs;

•

discussed, evaluated and approved resolutions related to the Troubled Assets Relief Program (“TARP”), including resolutions affirming that the compensation plans for senior executive officers and employees do not encourage the taking of unnecessary or excessive risks;

•

reviewed and approved directors’ fees for 2014;

•

reviewed and approved certain changes to employee benefits;

•

reviewed the performance of certain employees, including our Chief Executive Officer;

•

approved the promotions of certain employees as recommended by management;

•

awarded stock options to certain non-executive employees in conjunction with promotion; and

•

received and reviewed certain miscellaneous reports related to compensation.

In November 2007, the compensation committee adopted and the Board approved a written charter.  It is not posted on the Bank’s website, but a copy is provided to our shareholders as Annex A to this Proxy Statement. The compensation committee has not engaged a compensation consultant.

Corporate Governance Committee

Duties

Our corporate governance committee is responsible for issues relating to asset/liability management, technology and marketing. This committee also has the function of recommending to the Board nominees for election as directors. The current members of the corporate governance committee are Messrs. Ashmore (Chairman), Burch, Griffin and Hennett, each of whom is considered to be independent under the NASDAQ Rules, except Mr. Hennett. This committee met twelve times in 2013.

The corporate governance committee adopted a formal charter in 2006.  The charter is not available on the Bank’s website, but a copy was previously provided to our shareholders as an Annex to our Proxy Statement for our 2012 annual meeting of shareholders.

Director Nominations

For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the corporate governance committee considers whether to recommend to the Board the nomination of those directors for re-election for another term of service. The committee also considers whether to recommend to the Board the nomination of other persons to serve as directors, including those whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the Board. Our policy is to require a shareholder to submit the name of the person to the secretary of the Company in writing with respect to an election to be held at an annual meeting of the shareholders, not less than 60 days nor more than 90 days prior to the anniversary date of the mailing of the proxy materials and/or notice for the immediately preceding annual meeting of shareholders.  However, in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.  With respect to an election to be held at a special meeting of shareholders for the election of directors, the required notice must be submitted no more than seven days after notice of the special meeting is given to shareholders. In general, each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting, including the class and number of shares of the Company which are owned by the shareholder, and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (iv) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures (which foregoing procedures are a summary of the procedures set forth in the Company’s Amended and Restated Bylaws). Any person recommended for nomination as a director must, according to South Carolina law, own not less than 100 shares of the Company’s common stock.

Any director nominations by shareholders should be submitted pursuant to the above-described procedures addressed to Greer Bancshares Incorporated, P.O. Box 1029, Greer, SC  29652, Attention:  J. Richard Medlock, Jr., Secretary and Chief Financial Officer.

The corporate governance committee considers a number of factors in determining whether to recommend to the Board the nomination of any person for election as a director. While no single factor is determinative, the following factors are considered by the corporate governance committee in considering any potential nominee:

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educational background;

•

work experience;

•

character;

•

business acumen;

•

ability to grasp business and financial concepts;

•

knowledge or experience related to banking or financial services;

•

previous service on boards (particularly of public companies);

•

willingness and ability to devote time and energy to the duties of a director;

•

a desire and ability to help enhance shareholder value;

•

past and present community involvement;

•

reputation in the community;

•

whether the nominee has any history of criminal convictions or violations of SEC rules;

•

actual or potential conflicts of interest; and

•

any other factor that the committee considers relevant to a person’s potential service on the Board of Directors.

The Board of Directors also considers the foregoing criteria in determining whether to nominate any person for election to the Board who has been recommended for such nomination by a shareholder.

The Company does not have a diversity policy when considering candidates for nomination to the Board. However, the corporate governance committee seeks and recommends candidates to serve as directors who have a variety of skills, business acumen, and work experience and who can contribute to the Board’s overall effectiveness.  Thus, even though the Company does not have a formal diversity policy when considering candidates for nomination to the Board, diversity is taken into account when selecting director nominees.

In determining whether to nominate any person for election by the shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with the Amended and Restated Bylaws of the Company, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director recommended by the corporate governance committee. Candidates may come to the attention of the committee or Board through a variety of sources including, but not limited to, current members of the Board, shareholders or other persons. The corporate governance committee and Board of Directors consider properly submitted recommendations by shareholders who are not directors, officers, or employees of the Company on the same basis as candidates recommended by any other person.

The Company does not pay a third party to assist in identifying and/or evaluating director candidates.

Audit Committee

The audit committee, which met six times in 2013, selects the Company’s independent auditors, determines the scope of the annual audit, determines whether the Company has adequate administrative, operational, and internal accounting controls, and determines whether the Company is operating according to established policies and procedures. The members of the audit committee are Messrs. Lister (Chairman), Burch, Howell and James. The Board has adopted a formal Audit Committee Charter which establishes the audit committee and its responsibility for engaging a qualified CPA firm to audit the Company’s financial statements annually to be presented to the shareholders. The committee’s charter is not available on the Bank’s website, but a copy is provided to our shareholders as Annex B to this Proxy Statement.

It is our policy that the audit committee be comprised of outside directors, who will ensure that the Company’s internal audit function is independent of Company management and the audit is performed competently. Each of the members of our audit committee is considered “independent” under the NASDAQ Rules. The Board of Directors has also determined that Mr. Lister, based on his qualifications, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.

Security Holders’ Communications with the Board

Any shareholder desiring to communicate with the Board of Directors, or with specific individual directors, may do so by writing to the Secretary of the Board, Walter Burch, at Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652. The Board Secretary has been instructed to promptly forward all such communications to the individual to whom the correspondence is addressed.

Compensation of Directors

The following table summarizes the compensation paid to our non-employee directors during 2013.  Included are directors’ fees paid or deferred, above-market earnings on deferred compensation, imputed interest relating to life insurance, and premiums paid for long term care insurance. Beyond these, no other compensation was paid to any such director.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Mark S. Ashmore	12,000	—	5,074	2,810	19,884
Walter M. Burch	12,000	—	—	1,700	13,700
Gary M. Griffin	15,600	—	9,213	5,539	30,352
Linda Hannon	11,000	—	—	98	11,098
Dennis Hennett	12,000	—	5,509	3,165	20,674
Jeffery M Howell	11,000	—	—	149	11,149
Harold K. James	12,000	—	12,888	7,691	32,579
Paul D. Lister	12,000	—	16,363	10,023	38,386
Theron C. Smith, III	12,000	—	2,166	1,326	15,492
C. Don Wall	12,000	—	16,179	10,150	38,329

[1]	Represents directors’ fees. The following directors had deferred directors’ fees in 2013 pursuant to the Directors Deferred Compensation Plan: Mr. Ashmore, $9,000, and Mr. James, $12,000.

[2]	At December 31, 2013, our non-employee directors held options to purchase the following number of shares of our common stock: Mr. Ashmore 1,500; Mr. Burch 1,500; Mr. Griffin 4,500; Ms. Hannon 0; Mr. Howell 0; Mr. James 4,500; Mr. Lister 1,500; Dr. Smith 4,500; and Mr. Wall 4,500. No option awards were granted to directors in 2008, 2009, 2010, 2011, 2012, or 2013.

[3]	Represents above-market earnings on the deferred compensation balances of directors’ fees pursuant to our Directors Deferred Compensation Plan. Above-market earnings represent interest earned on the deferred balance exceeding 120% of the applicable federal long-term rate, with annual compounding, as prescribed under Section 1274(d) of the Internal Revenue Code.

[4]	Reflects imputed income and amounts paid for premiums with respect to Bank-owned life insurance and long-term care coverage.

Employee Directors

Our former President and Chief Executive Officer, Mr. Hennett, who retired as President in October 2012 and retired as Chief Executive Officer as of January 28, 2013, serves on our Board of Directors. George W. Burdette, who became President of the Company and the Bank in October 2012 and became Chief Executive Officer as of

January 28, 2013, also serves on the Board of Directors. In their capacity as directors, Mr. Hennett and Mr. Burdette received certain directors’ fees and other compensation in 2013.  This compensation is disclosed under “Executive Compensation.”

Base Compensation

During 2013, all directors except the Chairman received $1,000 per meeting for the twelve regular monthly meetings held during the year. The Chairman of the Board of Directors received $1,300 per meeting for the twelve regular meetings held in 2013. Directors are not compensated for committee meetings or for up to two special board meetings held in a calendar year. One special board meeting was held in 2013. Fees are not paid for any meetings missed that are more than two missed regularly scheduled board meetings in a calendar year.

Directors Deferred Compensation Plan

On October 19, 1995, the Bank established a Deferred Compensation Plan for Directors or the “Directors’ Plan.” The purpose of the Directors’ Plan is to allow members of the Bank’s and Company’s board of directors to defer receipt of some or all of the fees payable for their service as directors. The effective date of the Directors’ Plan was January 1, 1996.

Each year, a director may voluntarily elect to defer some or all of these fees. Once a director elects to make a deferral, the Board will establish an unfunded deferred compensation account (the “Account”) for that participating director. The Account serves only to measure the amounts deferred and any earnings on deferred amounts. It is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Title to and beneficial ownership of the assets in each Account remains at all times with the Company. Any participating director (or beneficiary) is a general unsecured creditor of the Company for payment.

A deferral election remains in effect for succeeding years unless the participating director amends or terminates his or her election. Payment of the amounts in the Account will be paid in a lump sum or over a period of five, ten, fifteen or twenty years under terms set forth in the Directors’ Plan. The method of payment must be elected at the time each director elects to participate in the Directors’ Plan. A participating director may also apply for and receive, at the Board’s discretion, a lump sum payment from the Account in the event of an unforeseeable emergency.

The Directors’ Plan may be terminated at any time upon a majority vote of our Board. If terminated, we will pay in a lump sum amount the entire balances in each Account to the participating directors on the sixtieth day following the date of termination.

On December 21, 2006, the Bank’s and Company’s board of directors approved two sets of amendments to the Directors’ Plan. The first set of amendments, having an effective date of January 1, 2005, was made so that the Directors’ Plan would comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (including its regulations, “Section 409A”).

The second set of amendments, having an effective date of January 1, 2007, created a two-tiered deferred compensation system by categorizing all deferrals as either Tier 1 or Tier 2 deferrals.

Tier 1 deferrals: All fees deferred prior to January 1, 2007 are considered Tier 1 deferrals. For every succeeding year, the first $9,000 of annual fees deferred by a director who has at least three (3) years of service on the Board (including service prior to January 1, 2007) will be considered Tier 1 deferrals. Any director participating in the Directors’ Plan as of December 31, 2006 will be eligible to make Tier 1 deferrals, regardless of length of service. The amounts in the accounts comprised of Tier 1 deferrals have an annual rate of return equal to 80% of our return on average equity for the previous year, provided that such rate of return shall not be less than 5% nor greater than 10% in any year.

Tier 2 deferrals: All fees deferred that do not qualify as Tier 1 deferrals will be considered Tier 2 deferrals. The amounts in the Accounts comprised of Tier 2 deferrals will have an annual rate of return that is set at the beginning of each calendar year to be equal to a floating rate equal to the Prime Rate as reported in the Wall Street Journal minus 3 percentage points.

These amendments also changed the Directors’ Plan to provide that after reaching age 65, a director may no longer defer receipt of fees. However, all fees previously deferred will continue to have the rates of return as provided above.

Directors’ Split Dollar Agreements

On August 24, 2000, in order to help finance the interest to be paid on the directors’ deferred compensation, we entered into separate Split Dollar Agreements with certain directors. The purpose of the Split Dollar Agreements was to encourage each director to remain in service to the Company.

Under the Split Dollar Agreements, the Company owns an insurance policy on each director’s life and maintains all ownership rights in such policy, except for those rights specifically granted to the director. All premiums due on the insurance policy are paid by the Company. We agreed to pay each director’s beneficiary (beneficiaries) a portion of the death benefits under his policy. Upon the director’s death, we will be the direct beneficiary of insurance proceeds equal to the greater of (a) the cash surrender value of the policy; (b) the aggregate premiums paid on the policy by the Company, less any outstanding indebtedness owed to the insurer; and (c) the total death proceeds less the “split dollar amount.” The “split dollar amount” means $100,000 increased by 4% on each successive yearly anniversary of each Split Dollar Agreement until the director’s termination of service. Any remaining insurance proceeds pass to the director’s designated beneficiary.

If a director’s service terminates prior to the date he reaches 72, other than following a change of control or on account of disability (as those events are defined in the Split Dollar Agreements), then the director will have no rights in the insurance policy. “Change of control” is defined as the acquisition by one person or entity of an aggregate of 50% or more of our outstanding voting common stock. If a director’s service terminates after he or she reaches age 72, we must maintain the insurance policy in full force and cannot amend or limit the director’s interest in it. We may, however, replace the insurance policy with a comparable one to cover the benefit provided under the Split Dollar Agreement.

The Company cannot sell, surrender or transfer ownership of an insurance policy while a Split Dollar Agreement is in effect without first giving the director the option to purchase the policy for a period of 60 days from written notice of our intention. In such event, the purchase price will be equal to the greater of the policy’s cash surrender value or the premiums paid (less any outstanding indebtedness owed to the insurer).

Income is imputed to the directors as required under applicable tax laws. The Company pays the directors an amount sufficient to cover any federal or state taxes payable that are attributable to the imputed income.

The Split Dollar Agreements may be terminated only by a written agreement signed by the director and the Company. However, termination will automatically occur upon a director’s termination of service prior to reaching the age of 72, other than following a change of control or a period of disability.

The following individuals have entered into Split Dollar Agreements with the Company:

	Initial Split Dollar Death Benefit	Projected Post Retirement Death Benefit
Walter M. Burch	$100,000	$173,168
Gary Griffin	100,000	277,247
Harold K. James	100,000	246,472
Paul D. Lister	100,000	194,790
C. Don Wall	100,000	180,094

EXECUTIVE OFFICERS

The following persons were our executive officers in 2013:

Name	Age	Title	Officer Since
R. Dennis Hennett (*)	71	CEO (until January 2013) of Greer Bancshares and the Bank	1988-2008; 2011-2013
George W. Burdette	60	President (starting in October 2012) & CEO (starting in January 2013) of Greer Bancshares and the Bank	2012
J. Richard Medlock, Jr.	57	EVP, Chief Financial Officer and Secretary of Greer Bancshares and the Bank	1988
Victor K. Grout	57	EVP, Chief Banking Officer of the Bank	2005

(*) – Mr. Hennett retired in January 2013.

Business Experience of Executive Officers

Set forth below is biographical information of the executive officers who do not also serve on the Board of Directors.

Mr. Medlock is an Executive Vice President and the Chief Financial Officer and Secretary of the Bank and Greer Bancshares. He has been with the Bank since 1988. From 1992 through December 2004, he served as Senior Vice President and Chief Financial Officer of the Bank and the Company. He was named an Executive Vice President in January 2005.

Mr. Grout is an Executive Vice President and Chief Banking Officer of the Bank. He was hired by the Bank in 2005, and was Senior Vice President and Commercial Banking Manager until being named an Executive Vice President and Chief Credit Officer in January 2007. He was named Chief Banking Officer in June 2013. From 2002 until joining Greer State Bank, he served as area commercial executive at National Bank of South Carolina and as a senior commercial lender at Branch Bank & Trust.

EXECUTIVE COMPENSATION

Introduction

Throughout this proxy statement the individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”

Impact on Executive Compensation of TARP-related Restrictions

On January 30, 2009, the Company entered into agreements with the United States Department of the Treasury (the “Treasury”), whereby the Treasury purchased certain preferred securities of the Company as a part of its capital purchase program (the “Capital Purchase Program” or “CPP”) established by the Treasury under the Emergency Economic Stabilization Act of 2008 (“EESA”). Specifically, the Company issued and sold to the Treasury 9,993 shares of a new series of preferred stock, and a warrant (which Treasury immediately exercised) to purchase 500 shares of another new series of preferred stock, each having a liquidation preference of $1,000 per share, all for an aggregate purchase price of $9,993,000 in cash.

As a result of our participation in the CPP, we became subject to certain executive compensation requirements under EESA, Treasury regulations, and the contract pursuant to which we sold such preferred stock. Those requirements apply particularly to those persons the Treasury defines as our Senior Executive Officers (“SEOs”). Our SEOs include Mr. Burdette (previously Mr. Hennett), Mr. Medlock and Mr. Grout, and the next two most highly compensated employees of the Company. In other cases, these compensation restrictions apply to our next twenty most highly compensated employees as well.

On February 17, 2009, President Obama signed into law the American Reinvestment and Recovery Act of 2009 (“ARRA”). ARRA contains expansive new restrictions on executive compensation for financial institutions and other companies participating in the CPP, including the Company. ARRA amends and restates the executive compensation and corporate governance provisions of EESA. On June 15, 2009, Treasury published regulations implementing various provisions of EESA (as amended by ARRA). In this Proxy Statement, we refer to EESA to mean EESA as amended by ARRA and as implemented by the Treasury regulations.

We believe we have fully complied with the requirements of EESA. These include:

•

Prohibition on Certain Types of Compensation. EESA prohibits us from providing incentive compensation arrangements that encourage our SEOs to take unnecessary and excessive risks that threaten the value of the financial institution. It also prohibits us from implementing any compensation plan that would encourage manipulation of reported earnings to enhance the compensation of any of our employees.

•

Risk Review. EESA requires the compensation committee to meet with our senior risk officer at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to us posed by such plans. The review is intended to better inform the committee of the risks posed by the plans, and ways to limit such risks. The compensation committee has performed this review, and determined that the plans do not encourage our SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that the plans do not encourage manipulation of the reported earnings in order to enhance the compensation of any of our employees.

•

Bonus Prohibition. EESA prohibits the payment of any “bonus, retention award, or incentive compensation” to our most highly compensated employee, who was our former CEO, Kenneth M. Harper, at the time we issued our TARP preferred stock. Upon Mr. Harper’s departure, our most highly compensated employee became Mr. Hennett. Upon Mr. Hennett’s resignation, our most highly compensated employee is Mr. Burdette.  The prohibition includes several limited exceptions, including payments under enforceable agreements that were in existence as of February 11, 2009 and limited amounts of “long-term restricted stock,” discussed below.

•

Limited Amount of Long Term Restricted Stock Excluded from Bonus Prohibition. EESA permits us to pay a limited amount of “long-term” restricted stock. The amount is limited to one-third of the total annual compensation of the employee. EESA requires such stock to have a minimum 2-year vesting requirement and to not “fully vest” until we have repaid all CPP-related obligations. The compensation/human resources committee has not yet chosen to utilize this exception to the bonus prohibition.

•

Golden Parachutes. EESA prohibits any severance payment to a SEO or any of the next five most highly-compensated employees upon termination of employment for any reason. EESA provides an exception for amounts that were earned or accrued prior to termination, such as normal retirement benefits.

•

Clawback. EESA requires us to recover any bonus or other incentive payment paid to a senior executive officer on the basis of materially inaccurate financial or other performance criteria. This requirement applies to the five SEOs and the next 20 most highly compensated employees.

•

Shareholder “Say-on-Pay” Vote Required. EESA requires us to include a non-binding shareholder vote to approve the compensation of executives as disclosed in this Proxy Statement. We have included such a say-on-pay proposal as Proposal 2 in this Proxy Statement.

•

Policy on Luxury Expenditures. EESA required us to implement a Company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.

•

Reporting and Certification. EESA requires our CEO and CFO to provide a written certification of compliance with the executive compensation restrictions in EESA in our Form 10-K report. EESA also requires certain disclosures and certifications by the compensation committee to be made to the Federal Reserve, the primary regulator of the Company.

Each of Messrs. Medlock and Grout has entered into an agreement to amend any and all of his compensation arrangements with the Company and the Bank so as to avoid any violation of the EESA requirements. In effect, such executives have waived the payment of any benefits which would violate EESA prohibitions.

Risk Considerations in Our Compensation Program

As a result of the Company’s participation in TARP, our compensation committee was required to perform a risk review of senior executive officer incentive compensation arrangements, as well as compensation arrangements for all employees. The committee concluded that it does not believe that the Company’s compensation policies and practices encourage excessive, unnecessary or inappropriate risk taking and do not threaten the value of the Company, but instead encourage sustainable long term value creation. In reaching this conclusion, the committee considered the various elements of the compensation programs. For instance, the Company does not use highly leveraged, short-term incentives that drive high risk investments at the expense of long term company value. Rather, the Company’s compensation plans emphasize a holistic approach, focusing on employee performance in a broad spectrum of categories.  The Board and our compensation committee believe that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company’s operations or financial condition.  We also believe that our compensation structures are not reasonably likely to encourage excessive risk taking by our executive officers.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2013 and 2012. Our “named executive officers” in 2013 included our Chief Executive Officer, Chief Financial Officer and Chief Banking Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
R. Dennis Hennett, President & CEO	2013	5,192	(1)	—	—	—	64,081	(2)	69,273
	2012	229,800	(1)	—	—	1,793	64,316	(2)	295,909
George W. Burdette(6), President & CEO	2013	199,192		—	—	—	7,503	(5)	206,695
	2012	42,500		—	—	—	123,223	(5)	165,723
Victor K. Grout, EVP (Bank)	2013	157,906		—	—	—	4,904		164,810
	2012	155,000		—	—	—	822		155,822
J. Richard Medlock, Jr., EVP & CFO	2013	147,719		—	—	—	15,672	(4)	163,392
	2012	139,167		—	—	—	8,600	(4)	147,767

[1]	Includes directors’ fees of $1,000 paid in January 2013 and $4,800 in 2012 to Mr. Hennett. Mr. Hennett returned as CEO of the Company on April 8, 2011, after having retired in January 2008, and retired again as CEO as of January 28, 2013. Mr. Hennett also retired as President in October 2012.

[2]	Includes payment of $40,000 under Mr. Hennett’s salary continuation plan, $24,081 under his SAR’s plan and, in 2012, $235 in long term care premiums.

[3]	Represents above market earnings on the deferred compensation balances of directors’ fees pursuant to our Directors Deferred Compensation Plan. Above-market earnings represent interest earned on the deferred balance exceeding 120% of the applicable federal long-term rate, with annual compounding, as prescribed under Section 1274(d) of the Internal Revenue Code.

[4]	Includes accrual under Mr. Medlock’s Salary Continuation Plan.

[5]	Includes 401(k) plan employer match of $6,061, cellphone allowance of $1,200, long term care premiums of $224.40 and at-market interest of $16.98 paid on deferred compensation to Mr. Burdette in 2013, and $122,497 in consultant fees paid to Mr. Burdette for consulting work done before he was named President in October 2012, and $100 per month cell phone allowance in 2012.

[6]	Mr. Burdette was named President in October 2012 and CEO in January 2013.

None of the named executive officers were granted stock options in 2013 or 2012.

We have no employment agreements with our executive officers.

Stock Appreciation Rights Agreement of Mr. Hennett

On July 13, 2004, we entered into a Stock Appreciation Rights Agreement with R. Dennis Hennett, which we refer to as the “SAR.” Under the SAR, Mr. Hennett was granted certain rights to participate in the increase of the book value of our common stock. The SAR had an effective date of January 1, 2004.

The SAR provided that we establish a Stock Appreciation Rights Account (the “SAR Account) on our books. The SAR Account was not funded by the Company, and was used only as a measuring tool to determine the benefits to which Mr. Hennett was entitled. Neither the SAR nor the SAR Account involved the purchase, sale or issuance of any stock or any rights with respect to stock and was treated as a liability plan. The purpose of the plan was to provide additional retirement benefits to Mr. Hennett.

Upon Mr. Hennett’s retirement on January 31, 2008, the benefit payable to Mr. Hennett was the value of the SAR Account determined as of that date, or $224,563. This benefit is payable in 180 equal consecutive monthly installments of $2,006.73, including interest at an annual rate of 7%, compounded monthly. The payments commenced on February 1, 2008, continued even though Mr. Hennett returned as President and CEO and have continued since Mr. Hennett resigned as President and CEO after his return.

Stock Options

The following table presents information regarding stock options previously granted to our named executive officers and outstanding at December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date

Victor K. Grout	5,000	—	25.00	07/11/2015
	9,000	—	21.75	04/04/2017
	1,750	—	14.50	01/24/2018
	5,000	—	11.75	06/26/2018

J. Richard Medlock, Jr.	5,000	—	15.50	09/23/2014
	3,700	—	27.50	11/17/2015
	2,500	—	21.75	04/04/2017
	1,750	—	14.50	01/24/2018
	5,000	—	11.75	06/26/2018

[1]	Exercise prices presented have been adjusted as applicable to reflect stock splits occurring subsequent to the date of grant.

2005 Equity Incentive Plan

On September 23, 2004, our Board of Directors approved the Greer State Bank 2005 Equity Incentive Plan, which we refer to herein as the “Equity Incentive Plan.” The terms of the Equity Incentive Plan were presented to and approved by our shareholders at our annual meeting of shareholders in April 2005. It was established to help recruit and retain officers, directors, and employees by allowing them to benefit from increases in the value of our common stock. The Board has the authority to determine which persons are eligible under the Equity Incentive Plan to receive stock awards, as well as the number and type of such awards. Options granted may be subject to such terms, conditions, or vesting periods as the Board deems appropriate. The Board has delegated this authority to its compensation/human resources committee, which acts as plan administrator for the Equity Incentive Plan.

The common stock that may be issued pursuant to stock awards under the Equity Incentive Plan was initially limited to 250,000 (subject to adjustment due to certain recapitalizations, dissolution, liquidation, or other corporate events), but that number is subject to an automatic annual increase. Beginning with our 2006 annual meeting of stockholders and continuing for the next eight annual meetings, the number of shares available for issuance will be automatically increased by a number of shares equal to the least of (a) 2% of the diluted shares outstanding, (b) 20,000 shares of common stock, and (c) such lesser number of shares as determined by the Board. “Diluted shares outstanding” means the sum of (i) the number of shares of our common stock outstanding on the date of the particular annual meeting, (ii) the number of shares issuable on such date assuming the conversion of all outstanding preferred stock and convertible notes, and (iii) the additional number of dilutive common stock equivalent shares outstanding as the result of any options or warrants outstanding during the fiscal year, calculated using the treasury stock method.

Incentive stock options may be granted only to employees, while option awards other than incentive stock options (i.e., nonstatutory options) may be made to employees, directors, and certain consultants. Any 10% stockholder cannot receive an incentive stock option unless its exercise price is at least 110% of the fair market value of the common stock subject to the option on the date of the grant, and unless the option is limited to an exercise date of no more than five years after the date of grant. No employee can receive options covering more than 100,000 shares of common stock during any calendar year. Moreover, consultants are not eligible to receive a grant unless the Bank has complied with certain provisions of applicable securities laws.

Generally, incentive stock options may not be exercised more than ten years after the date of grant. The exercise price for a stock option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of the grant (unless the option was assumed or being substituted for another previously granted option). Other than in connection with a corporate recapitalization, the option price may not be reduced after the date of the grant. Further, to the extent that the aggregate fair market value (determined at the time of grant) of common stock with respect to which incentive stock options are exercisable for the first time by any option holder during any calendar year exceeds $100,000, the options (or portions thereof) which exceed such limit will be treated as nonstatutory stock options.

If the employment of an option holder terminates other than because of death or disability, he or she may exercise any outstanding option (to the extent entitled to exercise the option as of the date of termination) only until the earlier of three months after termination or expiration of the option. If an option holder’s employment terminates because of disability, he or she may exercise any outstanding option (to the extent entitled to exercise the option as of the date of termination) only until the earlier of twelve months after termination or expiration of the option. If an option holder’s employment terminates because of death or if the holder dies while holding a right to exercise an option, his or her estate may exercise the outstanding option (to the extent entitled to exercise the option as of the date of death) only until the earlier of eighteen months after the date of death or expiration of the option. In each case, if the option holder or the option holder’s estate does not exercise the option within the applicable period, the option will terminate.

The Board may suspend or terminate the Equity Incentive Plan at any time. Unless terminated earlier, the Equity Incentive Plan will terminate on September 22, 2014.

Retirement Plans

Salary Continuation Agreements

Since 1997, we have entered into a number of Salary Continuation Agreements with executives. The purpose of these agreements is to provide retirement benefits in addition to participation in our 401(k) plan and to encourage retention of key employees, as the executives who are parties to these agreements are members of management who contribute materially to our continued growth, development and future business success. Currently, the named executive with whom we have entered into a Salary Continuation Agreement is J. Richard Medlock, Jr. Executive officers who are parties to these agreements will receive monthly benefits for 180 consecutive calendar months. The benefit begins the first month following the executive’s termination of employment after his “normal retirement date.” “Normal retirement date” is defined as being the date upon which the executive attains 65 years of age. Payments due pursuant to the Salary Continuation Agreement are substantially offset by income from whole life policies owned by the Company. (See also the section above titled “Stock Appreciation Rights Agreement of Mr. Hennett” for information regarding a retirement benefit provided to Mr. Hennett.)

Mr. Medlock’s Salary Continuation Plan

If Mr. Medlock’s employment terminates on or after he reaches age 65, for any reason other than death, then he will be entitled to $20,000 annually, paid in equal monthly installments following such termination, for a period of 15 years. These benefits are considered Mr. Medlock’s normal retirement benefits.

If Mr. Medlock’s employment terminates before he reaches age 65, for reasons other than death, disability, termination for cause, or following a change of control (as defined in the Salary Continuation Agreement), we will pay an early retirement benefit. The benefit would be calculated as the amount set forth in a vesting schedule for the plan year (defined as the twelve-month period beginning on November 1st and ending on October 31st), where he becomes 10% vested in the total benefit for each plan year until he becomes 100% vested. We will pay the calculated benefit in 180 equal consecutive monthly installments, beginning on the first day of the month after he reaches age 65.

If Mr. Medlock’s employment terminates because of disability before he reaches age 65, we will pay the amount set forth in the vesting schedule for the plan year during which termination occurs. We will pay the benefit in 180 equal consecutive monthly installments, beginning on the first day of the month following termination.

If Mr. Medlock’s employment terminates within two years following a change of control, we will pay the benefit determined by vesting him in 100% of the normal retirement benefits described above. We will pay the benefit in a lump sum present value payment based on the discount rate then in effect within 60 days following termination.

The payouts under the salary continuation plan’s change of control provisions may be prohibited by EESA. The ARRA broadened the definition of “golden parachute,” and the change of control payments under Mr. Medlock’s salary continuation plan may be affected. Mr. Medlock has entered into an agreement with the Company in which he has agreed to waive any payment which would violate EESA executive compensation restrictions.

In addition, Mr. Medlock’s Salary Continuation Agreement includes a “double trigger” provision, meaning that, except as otherwise set forth below in “Other Provisions”, any benefits paid in connection with a change in control are only paid if (i) there is a “change in control” (as defined in Mr. Medlock’s Salary Continuation Agreement) and (ii) Mr. Medlock is terminated within two years following a “change in control”.  Assuming any payouts are permitted by EESA, we believe this “double trigger” approach is appropriate because it enhances retention following a change in control and a change in control may require the continued services of an executive officer without a change in that officer’s position, role or compensation opportunities.  Furthermore, the “double trigger” approach is intended to motivate the covered executive officer to remain with us, or any successor to us, in spite of any disruptions or dislocations resulting from ownership changes.  We believe that such “double trigger” provisions, both presently and prospectively, enhance shareholder value by ensuring business continuity in the event of a change in control and allow us to employ and retain executives who are truly committed to our business.

Death Benefits of Mr. Medlock

If Mr. Medlock dies while employed with the Bank, but before he has exercised any of the lifetime benefits set forth above, then we will pay a benefit calculated based on either the accrual balance (for the first ten years of service) or the normal retirement benefit (after completion of ten years of service). “Accrual balance” is a defined term in his Salary Continuation Agreement. We will pay the benefit in 180 equal consecutive monthly installments, beginning 30 days after the date of death.

If Mr. Medlock dies after he has begun receiving the lifetime benefit payments described above (but before he has received all such payments), then we will pay the remaining benefits to his beneficiary (or beneficiaries) at the same time and in the same amounts that the benefit would have been paid to him had he survived.

If Mr. Medlock dies after termination of his employment, but prior to commencement of benefit payments, then we will pay the same benefit payments to his beneficiary (or beneficiaries) to which he would have been entitled, except that the payments will commence within 30 days after the date of death.

Other Provisions

If we terminate employment for gross negligence or gross neglect of duties prior to a change in control; conviction of a felony; or fraud, disloyalty, or willful violation of any law or material Company policy, then no payments or benefits under Mr. Medlock’s Salary Continuation Agreement will be due. No payments or benefits will be due if the employee makes any material misstatement of fact on any application for life insurance we purchase in connection with the Salary Continuation Agreements.

Mr. Medlock’s agreement contains covenants providing that he will not compete with us while employed or while he is receiving any benefit under his Salary Continuation Agreement. If he violates the covenant, all benefits are forfeited.

If Mr. Medlock’s Salary Continuation Agreement is terminated prior to a change in control, then we will pay his early retirement benefit described above in a lump sum within 60 days following termination of the agreement. If his Salary Continuation Agreement is terminated after a change in control, then we will pay the change in control benefits described above within 60 days following termination of the agreement.  As previously discussed above, the payment of these benefits may be prohibited by EESA, and Mr. Medlock has agreed to waive any such prohibited payments.

Mr. Medlock’s Salary Continuation Agreement is an unfunded arrangement, and Mr. Medlock and any beneficiaries are general unsecured creditors of the Company for payment of benefits.

401(k) Plan

The Bank also maintains a defined contribution 401(k) plan for eligible employees of the Company. The 401(k) plan was adopted in 1992. Employees are eligible to participate in the plan upon attaining age 21 and completing 90 days of service. Subject to statutory limits, eligible employees may contribute up to fifteen percent of their pay into the plan on a pre-tax basis. Highly compensated employees, including the named executive officers, are limited to contributing no more than six percent of their pay up to statutory limits, but subject to future cost of living increases. In some years prior to 2011, the Bank matched the employee’s contributions on a dollar for dollar basis for the first three percent of pay the employee contributes, and fifty cents on the dollar for the next two percent of pay the employee contributes. As a cost containment measure, the Board decided that there would be no match in 2011 or in 2012. In 2013 the Board approved a match by the Bank of 3% of pay contribution made by each eligible employee. A six year vesting schedule applies to matching contributions. However, the Board decides each year whether to apply the “safe harbor” provision, through which immediate vesting occurs. Employees who are age 50 or older by the last day of the year may contribute an additional $5,000 (subject to future cost of living increases) to the plan if they first contribute the maximum allowed. All contributions to the plan must pass various discrimination tests.

Non-qualified Deferred Compensation

As described above under “Compensation of Directors—Directors Deferred Compensation Plan,” our directors may participate in our Directors Deferred Compensation Plan established in 1995. Under the plan, participants may defer the payment of Board fees and earn interest at a rate equal to the Company’s return on average equity (with a minimum interest rate of five percent and a maximum of ten percent for Tier I deferrals, and the prime interest rate minus three percent for Tier II deferrals.) Except for certain extraordinary events, payments of the deferred amounts and earnings will be made upon a participant reaching age 65. Accordingly, the purpose of providing the deferred compensation benefit to our directors is to retain the continued service of these directors, and grant them a tax effective retirement benefit.

Perquisites and Other Personal Benefits

Perquisites. We provide our executives with certain perquisites that the human resources/compensation committee believes are reasonably consistent with our overall compensation program and are attractive components of the total pay package in hiring and retaining executives in key positions. Our compensation committee periodically reviews the level of perquisites provided to the named executive officers. These perquisites are described in the footnotes to the “Summary Compensation Table.”

Other Personal Benefits. The Bank provides a death benefit of $35,000 on life insurance to Mr. Grout.

Employment Contracts

Mr. Burdette’s employment arrangement with the Bank and the Company is at will; he had no employment contract.

The Board set his salary at $200,000 per year in January 2013 and increased it to $225,000 as of December 24, 2013, and he receives a cell phone allowance of $100 per month.

Mr. Hennett’s employment arrangement with the Bank and the Company in 2012 was at will; he also had no employment contract. The Board had set his salary at $225,000 per year during the time he was employed as an executive officer. He received no other compensation as an employee or officer of the Bank or the Company, and Mr. Hennett currently only serves as a director and is no longer an employee or officer of the Bank or the Company.

Mr. Hennett and Mr. Burdette serve as directors of the Company and the Bank and are compensated as such. They also receive retirement related benefits, all of which are described under “Corporate Governance – Compensation of Directors”.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 2 on the Proxy

RESOLVED, that the holders of common stock of Greer Bancshares Incorporated approve the compensation of the Company’s executives as described in the Summary Compensation Table and the other executive compensation tables and related discussion.

In Proposal 2 to the Proxy, the Board of Directors seeks your endorsement of the compensation of the top executive officers of the Company which is described in this Proxy Statement. This proposal, commonly known as “say-on-pay,” gives you as a shareholder the opportunity to express your judgment of the compensation of our named executive officers by voting to approve or not to approve such compensation.

We are providing this proposal as required pursuant to the EESA. The EESA requires, among other things, all participants in TARP to permit a non-binding shareholder vote to approve the compensation of the Company’s top executives. In response, we are asking you to approve the compensation of the Company’s named executive officers as described under “Executive Compensation.” Your vote is advisory and will not be binding upon our Board.  However, our compensation/human resources committee may take into account the outcome of the vote (including a negative vote) when considering future executive compensation arrangements.

The Board believes that compensation of the named executive officers has been competitive and reasonable, and aligns with maximizing shareholder value. Moreover, the compensation paid to such officers has been less than our peer banks in our market area.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND IN FAVOR OF APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE SUMMARY COMPENSATION TABLE AND THE OTHER EXECUTIVE COMPENSATION TABLES AND RELATED DISCUSSION DISCLOSED IN THIS PROXY STATEMENT.

Provided a quorum is established, Proposal 2 will be approved if the number of shares voted in favor exceeds the number of shares voted against.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 24, 2014 information with respect to the common stock owned beneficially by each of the directors and nominees individually, by the named executive officers, by all directors and executive officers of the Company as a group, and by each person known to us to hold at least 5% of the Company’s common stock. The address of each person or group is 1111 West Poinsett Street, Greer, South Carolina 29650, unless otherwise specified.

Name	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)
Mark S. Ashmore	6,667	*
Walter M. Burch	57,639	2.3%
George W. Burdette	4,734(4)	*
Gary M. Griffin	41,889(5)	1.7%
Victor K. Grout	32,409	1.3%
Linda S. Hannon	100	*
R. Dennis Hennett	5,177	*
Jeffery M. Howell	5,845	*
Harold K. James	43,498(6)	1.8%
Paul D. Lister	125,237(7)	5.0%
J. Richard Medlock, Jr.	28,254	1.1%
Theron C. Smith, III	6,120(8)	*
C. Don Wall	167,848(9)	6.7%
All Directors/Executive Officers as a Group (13 persons)	525,417	21.1%

*	Less than 1%.

[1]	Under the rules of the Securities Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose of or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our stock beneficially owned, and to our knowledge no such shares are pledged as security.

[2]	Amounts disclosed include shares that may be acquired within the next 60 days by exercising vested stock options, as follows: Mr. Ashmore 1,500; Mr. Burch 1,500; Mr. Griffin 4,500; Mr. James 4,500; Mr. Lister 1,500; Dr. Smith 4,500; Mr. Wall 4,500; Mr. Grout 20,750; and Mr. Medlock 17,950.

[3]	The calculation is based on 2,486,692 shares of common stock, which is the actual number of shares outstanding as of March 24, 2014. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, percentages of total outstanding shares have been computed on the assumption that shares of common stock that can be acquired within 60 days upon the exercise of options by a given person or group are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

[4]	Includes 800 shares held by Mr. Burdette’s spouse. Mr. Burdette disclaims beneficial ownership of the foregoing included shares.

[5]	Includes 3,021 shares owned by Mr. Griffin’s spouse, 11,894 shares owned by Mr. Griffin’s children and 7,990 shares owned by a trust for which Mr. Griffin is custodian. Mr. Griffin disclaims beneficial ownership of all of the foregoing included shares except for the 7,990 shares owned by a trust for which he is a custodian.

[6]	Includes 23,380 shares owned by a company in which Mr. James has greater than 10% ownership interest in and 283 shares owned by Mr. James’ spouse. Mr. James disclaims beneficial ownership of all of the foregoing included shares.

[7]	Includes 26,440 shares owned by Mr. Lister’s spouse. Mr. Lister disclaims beneficial ownership of the foregoing included shares.

[8]	Includes 385 shares owned by Dr. Smith’s son. Dr. Smith disclaims beneficial ownership of the foregoing included shares.

[9]	Includes 59,933 shares held in a trust in Mr. Wall’s spouse’s name and 21,500 shares owned by companies of which Mr. Wall is majority owner. Mr. Wall disclaims beneficial ownership of all of the foregoing included shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships with Related Parties

General

The Bank has had, and expects to have in the future, banking and other transactions in the ordinary course of business with officers, directors (including the transactions with Mr. James described above), shareholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Such loans have not involved more than normal risks of collectability, nor have they presented any other features that are unfavorable to the Bank.

Some of the Company’s directors and officers are at present, as in the past, customers of the Bank, and the Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other features that are unfavorable to the Bank.

Legal Proceedings

There are no legal proceedings to which any of the Company’s directors or executive officers, or any of their affiliates, is a party that is adverse to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all executive officers and directors made timely filings of Statements of Beneficial Ownership on Form 3, Form 4 and Form 5 during 2013.

CONSENT ORDER TERMINATION AND MEMORANDUM OF UNDERSTANDING

On March 25, 2013, the Company issued a press release announcing that the Consent Order jointly issued by the FDIC and the South Carolina Board of Financial Institutions (“SCFI”) against the Bank on March 1, 2011 (the “Consent Order”) was terminated effective March 20, 2013.  The Consent Order required the Bank to take specific steps regarding, among other things, its management, capital levels, asset quality, lending practices, liquidity and profitability to improve the safety and soundness of the Bank’s operations, each as described and set forth in the Consent Order.  The FDIC and the SCFI terminated the Consent Order, and replaced it with the MOU (as defined below), as a result of the steps the Bank took in complying with the Consent Order and the Bank’s improvement with regard to these matters.  The text of the Consent Order was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2011, and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the full text of the Consent Order.

Because the FDIC and the SCFI terminated the Consent Order as of March 20, 2013, the FDIC and SCFI placed the Bank under a Memorandum of Understanding (“MOU”), which became effective on January 31, 2013.  The MOU is based on the findings of the FDIC during their on-site examination of the Bank as of October 15, 2012.  The MOU is a positive upgrade in corrective action requirements as compared to the Consent Order.  The MOU requires the Bank, among other things, to (i) prepare and submit annual, comprehensive budgets; (ii) maintain a minimum 8% Tier one leverage capital ratio and a minimum 10% Total Risk based capital ratio; (iii) take various specified actions to continue to reduce classified assets; (iv) obtain the written consent of its supervisory authorities prior to paying any cash dividends; and (v) submit periodic reports to the FDIC regarding various aspects of the foregoing actions.  The minimum capital ratios established by the FDIC in the MOU are higher than the minimum and well-capitalized ratios generally applicable to all banks.  However, the Bank will be deemed “well-capitalized” as long as it maintains its capital over the above noted required capital levels.  As of the date of this proxy statement, the Bank’s capital exceeded the levels required by the MOU.  The foregoing summary of the provisions of the MOU is qualified in its entirety by reference to the text of the MOU, which is filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2013, which is incorporated herein by reference.

AUDIT INFORMATION

Dismissal of Independent Registered Public Accountant

As reported in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2013, on June 27, 2013, the Board of Directors approved the dismissal of Dixon Hughes Goodman LLP ("Dixon Hughes Goodman") as the Company's independent registered public accountant, effective as of June 27, 2013.

The reports of Dixon Hughes Goodman on the Company's consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company's fiscal years ended December 31, 2012 and 2011, and through June 27, 2013, the date of Dixon Hughes Goodman’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Dixon Hughes Goodman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Dixon Hughes Goodman would have caused Dixon Hughes Goodman to make reference to the subject matter of the disagreement in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Dixon Hughes Goodman with a copy of the Company’s Report Form 8-K disclosing the above matters and requested that Dixon Hughes Goodman provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Dixon Hughes Goodman agrees with these disclosures. A copy of Dixon Hughes Goodman’s letter, dated July 2, 2013, was filed as Exhibit 16.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2013.

Newly Appointed Independent Registered Public Accountant

As reported in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2013, on June 27, 2013, the Board of Directors approved the appointment of Elliott Davis LLC ("Elliott Davis") as the Company's independent registered public accounting firm to perform independent audit services beginning with the interim period ending June 30, 2013. During the Company's fiscal years ending December 31, 2012 and 2011 and through June 27, 2013, neither the Company, nor anyone on its behalf, consulted Elliott Davis regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to the Company by Elliott Davis that Elliott Davis concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Auditing and Related Fees

The audit committee of the Board engages the registered independent public accounting firm and approves the amount to be paid for audit services, audit-related services, tax services and all other services. The Board approves an annual budget for professional audit fees that includes all fees paid to the registered independent public accounting firm. Elliott Davis was auditor of the Company’s financial statements for the fiscal year ended December 31, 2013 and Dixon Hughes Goodman was auditor for the fiscal year ended December 31, 2012.

The following table shows the fees paid or accrued for the audit and other services for the fiscal years ended December 31, 2013 and 2012:

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit Fees	$88,500	$113,750
Audit Related Fees	—	—
Tax Fees	10,750	10,500
All Other Fees	4,500	450
Total	$103,750	$124,700

Audit Fees

This category includes aggregate fees billed and to be billed for professional services rendered by Elliott Davis for the audit of the annual consolidated financial statements for the fiscal year ended December 31, 2013 and professional services rendered by Dixon Hughes Goodman for the audit of the annual consolidated financial statements for the fiscal year ended December 31, 2012 and for the limited reviews of the quarterly condensed consolidated financial statements included in the periodic reports filed with the SEC during 2013 and 2012.

Audit-Related Fees

This category includes aggregate fees billed for audit related services. No such services were rendered in the fiscal years ended December 31, 2013 and 2012. Services in this category would primarily relate to routine accounting consultations rendered by the audit firm engaged by the Company.

Tax Fees

This category includes the aggregate fees billed and to be billed for tax services rendered by Elliott Davis during the fiscal year ended December 31, 2013 and the fees billed for tax services rendered by Dixon Hughes Goodman during the fiscal year ended December 31, 2012. These services consisted primarily of tax compliance.

All Other Fees

This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above. The fees disclosed were for services rendered by Elliott Davis during the fiscal year ended December 31, 2013 and for services rendered by Dixon Hughes Goodman during the fiscal year ended December 31, 2012.

Pre-approved Services

The Company’s Audit Committee Charter stipulates that the audit committee will pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The audit committee may delegate its authority to pre-approve non-audit services to one or more designated audit committee members. The decisions of the designated member(s) shall be presented to, and ratified by, the full audit committee at the next audit committee meeting. In 2013, all audit related services, tax services and other services were pre-approved by the audit committee.

Auditor Independence

The audit committee of the Board believes that the non-audit services provided by Dixon Hughes Goodman are compatible with maintaining the auditor’s independence. None of the time devoted by Elliott Davis on its engagement to audit the Company’s financial statements for the year ended December 31, 2013 or by Dixon Hughes Goodman on its engagement to audit the Company’s financial statements for the year ended December 31, 2012 was attributable to work performed by persons other than Elliott Davis employees or Dixon Hughes Goodman employees, respectfully.

Attendance of 2013 Auditors at Annual Meeting

A representative of Elliott Davis will be present at the Annual Meeting and will have the opportunity to make a statement. Such representative will be available to respond to appropriate questions that shareholders may have.

Report of the Audit Committee of the Board of Directors

The audit committee of the Board of Directors is responsible for providing independent oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee has reviewed the audited consolidated financial statements for the year ended December 31, 2013 and has discussed the audited consolidated financial statements with management. The audit committee has discussed with the Company’s independent registered public accounting firm, Elliott Davis, the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended). The audit committee has received written disclosures and the letter from Elliott Davis required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Elliott Davis the auditor’s independence. Based on the above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Audit Committee:

Paul D. Lister - Chairman, Walter M. Burch, Jeffrey M. Howell and Harold K. James.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 on the Proxy

The audit committee has selected Elliott Davis LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The audit committee is not required to seek shareholder ratification of its selection of accountants, but the Company believes obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis LLC, the audit committee will re-evaluate the engagement of Elliott Davis LLC as the Company’s independent registered public accounting firm but is not required to engage another independent registered public accounting firm. Even if the shareholders do ratify the appointment, the audit committee has the discretion to appoint a different independent registered public accounting firm at any time if it believes that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3 AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

 Provided a quorum is established, Proposal 3 will be approved if the number of shares voted in favor exceeds the number of shares voted against.

DEADLINE FOR SUBMITTING SHAREHOLDER PROPOSALS

We anticipate that our 2015 annual meeting will be held on or about May 14, 2015. If shareholders wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2015 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company a reasonable time before we print and send out proxy materials, which we believe to be no later than February 27, 2015. To ensure prompt receipt by the Company, the proposal should be sent by certified mail, return receipt requested. Proposals must also comply with SEC proxy rules relating to shareholder proposals in order to be included in the Company’s proxy materials.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the Company’s proxy materials, must comply with the following requirements: proposals for director nominations must be delivered to the Company in accordance with the nomination guidelines which are discussed under “Governance of the Company—Committees of the Board.” Other proposals must be delivered between 60 and 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the shareholder notice must be delivered between 60 and 90 days prior to the annual meeting or within 10 days following the day on which public announcement of the date of the meeting is first made. As indicated above, we anticipate that our 2015 annual meeting will be held on or about May 14, 2015. As a result, proposals submitted pursuant to these provisions of our Amended and Restated Bylaws must be received no sooner than February 14, 2015 and no later than March 16, 2015. In addition, proposals for director nominations as discussed under “Governance of the Company—Committees of the Board,” must be received no sooner than January 11, 2015 and no later than February 10, 2015.  All proposals must comply with our Amended and Restated Bylaws, all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Shareholder proposals should be directed to Greer Bancshares Incorporated, P.O. Box 1029, Greer, SC  29652, Attention: J. Richard Medlock, Jr., Secretary and Chief Financial Officer.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We may deliver only one set of these Proxy Materials to shareholders who share a single address unless we have received contrary instructions from any shareholder at the address.  In that case, we will deliver promptly a separate copy of these Proxy Materials.  Even if we deliver only one set of these Proxy Materials to shareholders who share a single address, each shareholder will still receive his, her or its own proxy card utilized to vote.  For future deliveries, shareholders who share a single address can request a separate copy of our Proxy Materials.  Similarly, if multiple copies of these Proxy Materials are being delivered to a single address, shareholders can request a single copy of these Proxy Materials for future deliveries. To make a request, please call 864-848-5126 or write to Greer Bancshares Incorporated, P.O. Box 1029, Greer, SC  29652, Attention: J. Richard Medlock, Jr., Secretary and Chief Financial Officer.

AVAILABLE FINANCIAL INFORMATION

The Company will provide free of charge to any shareholder of record as of March 24, 2014 and to each person to whom this Proxy Statement is delivered in connection with the Annual Meeting, upon written request of such shareholder or person, a copy of the Company’s Annual Report on Form 10-K, including financial statements and financial statement schedules (but excluding exhibits), filed with the Securities and Exchange Commission. Any such request should be directed to Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652, Attention: J. Richard Medlock, Jr., Chief Financial Officer.

Other Matters

We do not know of any other matters to be brought before the Annual Meeting. However, if any other matters do properly come before the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors,

/s/ Gary M. Griffin
Gary M. Griffin
Greer, South Carolina	Chairman, Board of Directors
April 11, 2014	Greer Bancshares Incorporated

Annex A

Compensation Committee Charter

Compensation/Human Resources Committee Charter

I.

Purpose

The Compensation/Human Resources Committee (hereafter "Committee") is an important Board Committee that will provide oversight and direction in several critical areas that affect Greer Bancshares Incorporated and Greer State Bank (hereafter referred to collectively as the "Company").  The responsibilities of this Committee are more fully set forth below.

II.

Composition

The Committee will be comprised of at least three (3) non-employee directors selected and approved by the Board of Directors.  The Board, in its sole discretion, may appoint additional non-employee directors to serve on the Committee.  The Board shall select one of the Committee members to serve as Chairperson.

III.

Meetings

This Committee shall meet at least three times each fiscal year and at such other times as it deems necessary to fulfill its responsibilities.  Meetings of the Committee may be called by the Chair of the Committee or any two members of the Committee.

A majority of the Committee members shall constitute a quorum for the transaction of business.  The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee.  The Committee may meet by telephone.

IV.

Powers, Duties, and Responsibilities

This Committee shall have the following powers, duties, and responsibilities:

A.

Personnel Policies

1.

To evaluate and recommend to the Board such policies as it deems appropriate related to Company employees

2.

To periodically review the Employee Handbook and make recommendations to the Board regarding revisions to the Handbook.

B.

Benefits

1.

To periodically review and evaluate the benefits provided to Company employees

2.

To recommend to the Board changes in the benefits provided to Company employees

3.

To engage third party providers, including legal counsel as needed, to advise the Committee and/or to manage the benefits provided to Company employees,

C.

Compensation/Performance of Executive Officers

1.

To recommend to the Board what persons should serve as Executive Officers of the Company

2.

To research, evaluate, and approve compensation to be paid to Executive Officers including, but not limited to, salary, stock options, bonuses, incentive compensation, and other benefits. Compensation for Executive Officers shall be submitted to the Board for ratification.  The effective date for stock option grants shall be the date of Board ratification.

3.

To periodically evaluate and review not less frequently than every other year the performance of the Company's CEO and/or President.

4.

To review and approve the Compensation Discussion and Analysis, Compensation Committee Report, and other reports dealing with compensation contained in reports to shareholders including, but not limited to, the annual shareholder proxy.

D.

Compensation/Performance of Employees other than Executive Officers

1.

To review and approve recommendations from the CEO and/or President regarding an overall percentage increase in the salaries paid to exempt and non-exempt employees

2.

To review and approve recommendations from the CEO and/or President regarding the overall amount of bonuses and/or incentive compensation to be paid to exempt and non-exempt employees.

E.

Compensation/Performance of Board

To make recommendations to the Board regarding compensation, including benefits, to be paid or provided to Directors.

F.

Review of Committee Charter

1.

To periodically review and evaluate the Committee Charter

2.

To recommend to the Board needed changes in the Committee Charter.

G.

Reports to Board

1.

To report to the Board periodically, but no less frequently than three times each year, regarding the work of the Committee.

2.

To report to the Board regarding the Committee's evaluation and review of the performance of the CEO and/or President.

H.

Miscellaneous

1.

The Committee shall review and evaluate other issues as they arise that directly relate to the performance, benefits, compensation or policies affecting the Company's employees.

2.

The Committee shall maintain minutes of its meetings and actions taken therein.

3.

The Committee, in its sole discretion, shall have the authority to retain outside advisors as it deems appropriate related to the performance of its responsibilities.  The terms of service and compensation for such advisors shall be determined by the Committee in its sole discretion.  Such outside advisors may include, but not be limited to, legal counsel, compensation consultants, benefits advisors, or other advisors. The Company shall bear the expense for all advisors retained by the Committee.

Annex B

Audit Committee Charter

Greer State Bank

Audit Committee Charter

Approved by Audit Committee: May 24, 2011

The Board of Directors of the Greer State Bank has delegated to the Audit Committee the Board’s responsibility for monitoring the audit function of the Company, which includes the selection of independent auditors, determination of the independence of the independent auditors, and internal auditing and internal accounting controls.

Members of the Audit Committee shall discharge their committee duties using their business judgment in accordance with standards prescribed for directors by applicable state corporate law and rules adopted from time to time by the Securities and Exchange Commission.

Membership of the Audit Committee

The Audit Committee is made up of three or more members of the Board of Directors who meet applicable independence standards and have the ability to read and understand basic financial statements.

Members of the Audit Committee are encouraged to make use of training opportunities and consultants to enhance their ability to perform their committee responsibilities.

Scope of Responsibilities

1.

Recommend to the Board of Directors the selection of the Company’s independent accountants, who shall be accountable to the Board of Directors and the Audit Committee, and, when appropriate, their dismissal.

2.

Review with the independent accountants their independence under applicable standards of independence and report the results of the review to the Board of Directors.

3.

On an annual basis, in conjunction with commencement of the annual audit, review the independent auditors’ audit plan and consider its scope, staffing, reliance upon management and internal audit functions, general audit approach, and the methods, practices, and policies governing the audit work.

4.

Review the budget, audit plans, changes in audit plans, activities, organizational structure, and qualifications of the internal audit department, as needed.

5.

Approve all fees and other compensation (subject to de minimis exceptions as defined by law for non-audit services) to be paid to the independent auditors.

6.

Pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations.  The Audit Committee may delegate its authority to pre-approve nonaudit services to one or more designated Audit Committee members.  The decisions of the designated member(s) shall be presented to, and ratified by, the full Audit Committee at the next subsequent meeting.

7.

In consultation with management, the independent auditors, and the internal auditors, review management’s periodic evaluations of the Company’s financial reporting processes and controls, including disclosure controls and procedures and internal controls, and all reports or attestations of the independent auditors on the Company’s internal controls.  Review significant financial risk exposures identified in such reports and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

8.

Meet with the independent accountants to review: (a) any problems encountered in the audit including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating and accounting policies of the Company.  Establish a communications channel for the independent accountants to be able to contact the Audit Committee directly without going through management.

9.

Meet with the internal auditors to review: (a) any problems encountered in internal audits including any restrictions imposed by management; and (b) the adequacy and effectiveness of administrative, operating, and accounting policies of the Company.  Establish a communications channel for the internal auditors to be able to contact the Audit Committee directly without going through management.

10.

Review and approve all significant proposed accounting changes.

11.

Review and discuss with management and the independent auditors the Company’s annual audited financial statements prior to the filing of its Form 10-K, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”  Report to the Board of Directors the Audit Committee’s recommendation of whether to include the audited financial statements in the Company’s Annual Report on Form 10-K.

12.

Review and discuss with management and the independent auditor the Company’s quarterly financial statements included in its Form 10-Q, including disclosures made in the “Management’s Discussion and Analysis or Plan of Operation.”

13.

Investigate any matter which the Audit Committee deems to be in the interest of the Company and report its findings to the Board of Directors.

14.

Review and approve any Audit Committee report to be included in the Company’s proxy statement.

15.

Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

16.

Prior to releasing the annual audit report, discuss with the independent auditor the matters required to be discussed by Statement and Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

17.

Review with the Chief Executive Officer, President, Chief Financial Officer, financial and other relevant management, and the independent auditors the Company’s annual and quarterly certifications as required by applicable regulations.  Discuss (1) any significant deficiencies identified to the Audit Committee in the design or operation of financial accounting, reporting, disclosure controls and procedures, and internal controls, (2) the process used by the officers to certify the annual and quarterly reports, (3) any material issues or risk exposures identified during the certification process, and (4) the steps management has taken to monitor, control, and report such exposures and control deficiencies.

18.

Receive and review with the independent auditors quarterly reports, and other reports if requested by the Audit Committee from time to time, prepared by the independent auditors concerning (i) the critical accounting policies and practices of the Company and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications and preferred treatment of such information.  Direct the independent auditors to provide to the Audit Committee, at the time they are sent to management, all material written communications between the independent auditors and management.

19.

At least annually, obtain and review a report by the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditors and the Company, so that the Audit Committee can assess the auditors’ independence.

20.

Ensure the rotation of the audit partners as required by law.  At least annually, review and discuss with the independent auditors all relationships they have with the Company, including the provision of non-audit services, and the necessity for rotation of independent auditor personnel.

21.

Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.

Establish policies concerning the employment of employees and former employees of the independent auditors, including policies addressing legal requirements.

23.

Review related party transactions on a quarterly basis, and approve only those which do not create or intensify existing conflicts.

Audit Committee Activities

1.

The Audit Committee shall meet upon the call of its chairman and at such other times as it shall determine.

2.

Meetings of the Audit Committee shall be open only to members of the Audit Committee and those invited to be present by the Audit Committee.

3.

The Audit Committee is authorized to employ and consult with accountants, attorneys, and other professionals to assist it.

4.

The Audit Committee may meet together with the audit committees of the Company’s subsidiaries but no person who is not a member of the Company’s audit committee shall be entitled to vote on any matter considered by the Audit Committee.

5.

The Audit Committee shall have unlimited access to all employees, books, and records of the Company.

6.

The Audit Committee shall report its activities and recommendations to the Board of Directors at any regular or special meeting of the Board of Directors.

7.

The Audit Committee shall review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board for approval.  The Audit Committee shall periodically review the Audit Committee’s own performance.

8.

Discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Amendment or Repeal of Charter

The Board of Directors may amend or repeal this Charter and the duties of the Audit Committee at any time.

Limitation of the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

GREER BANCSHARES INCORPORATED

864-877-2000

1111 West Poinsett Street

Greer, South Carolina  29650

NOTICE OF

ANNUAL MEETING

OF

SHAREHOLDERS

PROXY STATEMENT

REVOCABLE PROXY GREER BANCSHARES INCORPORATED YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. To Vote by Telephone: Call 1-855-666-8934 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., May 15, 2014. To Vote by Internet: Go to https://www.rtcoproxy.com/grbs prior to 3 a.m., May 15, 2014. Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted. Date Sign above Co-holder (if any) sign above Please be sure to date and sign this proxy card in the box below. Your signature on this proxy should correspond with the name appearing on your stock certificate. When signing as a Personal Representative, Administrator, Trustee, Guardian, Attorney, etc., please indicate your full title. If stock is held jointly, each joint owner must sign.If the signer is a partnership, please sign in partnership name by authorized person. If the signer is a corporation, please provide full name of corporation and title of authorized officer signing the proxy after signature. Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Mark here if you plan to attend the meeting. Mark here for address change. Comments: OLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH Annual Meeting Materials are available at: http://www.cfpproxy.com/5853 With- For All For hold Except 1. Election of three directors for three year terms expiring at the 2017 annual meeting. Nominees to serve a term of three years: (01) George W. Burdette, (02) Gary M. Griffin, (03) R. Dennis Hennett For Against Abstain 2. Advisory (non-binding) approval of the Company’s executive Compensation: “RESOLVED, that the holders of common stock of Greer Bancshares Incorporated approve the compensation of the Company’s executives as described in the Summary Compensation Table and the other executive compensation tables and related discussion.” 3. To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. 4. At their discretion, proxies are authorized to vote upon such other matters as may properly come before the meeting. No approval of any matter is conditioned on the approval of any other matter. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES IN ITEM 1, “FOR” THE ADVISORY APPROVAL OF THE EXECUTIVE COMPENSATION IN ITEM 2, AND “FOR” THE APPROVAL OF THE APPOINTMENT OF ELLOTT DAVIS, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 3. The nominees for directors in Item 1 were nominated by the Company’s Board of Directors and Proposals 2 and 3 are made by the Company. This proxy may be revoked prior to the exercise. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ALL THE NOMINEES IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND FOR THE PROPOSAL IN ITEM 3. For Against Abstain INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

GREER BANCSHARES INCORPORATED — ANNUAL MEETING, MAY 15, 2014 YOUR VOTE IS IMPORTANT! Annual Meeting Materials are available on-line at: http://www.cfpproxy.com/5853 You can vote in one of three ways: 1. Call toll free 1-855-666-8934 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.rtcoproxy.com/grbs and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked, dated and signed, on the other side) REVOCABLE PROXY GREER BANCSHARES INCORPORATED ANNUAL MEETING OF SHAREHOLDERS May 15, 2014 3:00 p.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, hereby revoking all previous proxies, hereby appoints Walter M. Burch and Theron C. Smith III, and each or either of them, proxies for the undersigned with the power of substitution, to vote all shares of common stock of Greer Bancshares Incorporated, Greer, South Carolina (the “Company”), held of record by the undersigned on March 24, 2014 at the Company’s Annual Meeting to be held at 3:00 p.m., Eastern time, at the West Poinsett Street office of Greer State Bank, 1111 West Poinsett Street, Greer, South Carolina, on Thursday, May 15, 2014, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon the matters listed below, as more fully set forth in the Proxy Statement, and in their discretion upon such other business as may properly come before the Annual Meeting and matters which are incidental to the conduct of the meeting. Your properly signed and dated proxy card must be received at the address on the envelope provided with this proxy no later than 5:00 pm Eastern time on May 14, 2014 in order for your shares to be voted by this proxy at the meeting. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.